EDWARD KRUCHKOWSKI, B.Sc., P. GEO.

CONSENT OF GEOLOGICAL CONSULTANT

I hereby consent to the inclusion and reference of the following reports in the Registration Statement on Form S-1 to be filed by Resource Group, Inc. with the United States Securities and Exchange Commission:

Report entitled “STROHN MOLYBDENUM PROPERTY, STEWART, BRITISH COLUMBIA" dated January 4, 2008.

In addition, I consent to the reference to me under the heading "Experts" in the Registration Statement on Form S-1.

Dated the 15th day of March, 2008.

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EDWARD KRUCHKOWSKI, B.Sc., P. GEO